SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                             Commission Only
                                             (as permitted by Rule 14a-6(e)(2)

[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.
                (Name of Registrant as Specified in its Charter)
                                       N/A
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-(6)(i)(2), or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11.

        (1)    Title of each class of securities to which transaction applies:
- - - -------------------------------------------------------------------------------

        (2)    Aggregate number of securities to which transaction applies:
- - - -------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- - - -------------------------------------------------------------------------------

        (4)    Proposed maximum aggregate value of transaction:
- - - -------------------------------------------------------------------------------

        (5)    Total fee paid:
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[       ]      Fee paid previously with preliminary materials.
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[       ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:
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        (2)    Form, Schedule or Registration Statement No.:
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        (4)    Date
Filed:
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                 First Investors Financial Services Group, Inc.
                           675 Bering Drive, Suite 710
                              Houston, Texas 77057

               ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                SEPTEMBER 5, 1996
               ---------------------------------------------------

To the Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Investors Financial Services Group, Inc., a Texas corporation (the "Company"), will be held at NationsBank Center, 700 Louisiana, 4th Floor, Houston, Texas 77002, on Thursday, September
5, 1996 at 10:00 a.m. local time, for the following purposes:

        1. To elect eight directors to serve for the ensuing year or until their respective successors have been elected and qualified.

        2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending April 30, 1997.

        3. To transact any other business as may properly come before the annual meeting or any adjournment thereof.

        The close of business on July 31, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting.

        The Company's Annual Report to Shareholders, including the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996, accompanies the enclosed Proxy Statement.

                                            By Order of the Board of Directors

Houston, Texas                          /S/ BENNIE H. DUCK
August 5, 1996                              Bennie H. Duck, Secretary

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.


                             PROXY STATEMENT FOR THE

                         ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON

                                SEPTEMBER 5, 1996

                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of First Investors Financial Services Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at NationsBank Center, 700 Louisiana, 4th Floor, Houston, Texas 77002, on September 5, 1996 at 10:00 a.m. local time and at any adjournments thereof, and this Proxy Statement is furnished in connection therewith. When such proxy is properly executed and returned, the shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted "FOR" the election of the nominees to serve as Directors for the term designated and "FOR" ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending April 30, 1997. The Board of Directors knows of no other matters to be brought before the Annual Meeting; however, should any other matters be properly raised at the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares or by attending the Annual Meeting and voting in person.

     It is anticipated that this proxy statement and accompanying notice, proxy card and the Company's Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996, will first be sent to the shareholders of the Company on or about August 5, 1996.

     The address of the Company's principal executive offices is 675 Bering Drive, Suite 710, Houston, Texas 77057, and the telephone number is (713) 977-2600.

                                VOTING SECURITIES

     The Company has only one class of voting securities outstanding, its Common Stock, of which 5,566,669 shares were outstanding as of July 31, 1996. Each share entitles its holder to one vote. Only shareholders of record at the close of business on July 31, 1996, which has been fixed as the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting or any adjournments thereof.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of July 15, 1996, by: (i) each person who is known by the Company to own beneficially more than 5% of the issued and outstanding shares of Common Stock, (ii) each director, and (iii) each executive officer named in the Summary Compensation Table elsewhere herein. Unless otherwise indicated, each of the persons has sole voting and dispositive power over the shares of Common Stock shown as beneficially owned by such person.


                                                                    Amount and
                                                                     Nature of
                                          Position                   Beneficial      Percent of
       Name and Address                 with Company                 Ownership         Class
       ----------------                 ------------                 ---------         -----
 Fentress Bracewell
 2900 Pennzoil Place
 700 Louisiana                   Director and Chairman of the
 Houston, Texas 77002            Board                                216,666            3.9%

 Tommy A. Moore, Jr.
 675 Bering, Suite 710           Director, President and
 Houston, Texas 77057            Chief Executive Officer              800,000           14.4%

 Phillip K. Durham
 675 Bering, Suite 710           Vice President and Chief
 Houston, Texas 77057            Operating Officer                      2,000(1)          *

 Bradley F. Bracewell
 3633 Rice Boulevard
 Houston, Texas 77005            Director                             399,999            7.2%

 Walter A. Stockard, Jr.
 2001 Kirby, Suite 901
 Houston, Texas 77019            Director                             360,000(2)         6.5%

 J. W. Smelley
 4550 Post Oak Place
 Houston, Texas 77027            Director                             250,002            4.5%

 Walter A. Stockard
 2001 Kirby, Suite 901
 Houston, Texas 77019            Director                              75,000            1.3%

 Roberto Marchesini
 675 Bering, Suite 710           Director and Vice President
 Houston, Texas 77057            - Portfolio Risk Management            4,000(3)          *

 Robert L. Clarke
 2900 Pennzoil Place
 700 Louisiana
 Houston, Texas 77002            Director                              23,000(4)          *

 J. Randal Roberts
 15 Sundown Parkway
 Austin, Texas 78746                                                  366,669(5)         6.6%

 T. Rowe Price Associates, Inc.
 P.O. Box 89000
 Baltimore, Maryland 21289                                            553,600(6)         9.9%
 All executive officers and
 directors as a group (10
 persons)                                                            2,132,167(7)       38.3%

- - - --------------------

*     Less than 1% of the Common Stock outstanding.

(1) Reflects the currently exercisable portion of stock options held by Mr. Durham covering 10,000 shares in the aggregate.

(2) Consists entirely of shares held by Mr. Stockard as custodian for two minor children, as to which shares he disclaims beneficial ownership.

(3) Reflects the currently exercisable portion of stock options held by Dr. Marchesini covering 20,000 shares in the aggregate.

(4) Includes 20,000 shares that may be acquired pursuant to the exercise of a stock option.

(5) Includes 20,000 shares held by a trust for a minor child of Mr. Roberts, as to which shares he disclaims beneficial ownership.

(6) Owned by various individual and institutional investors (including T. Rowe Price New Horizons Fund, Inc., which owns 400,000 shares, or 7.2% of the shares outstanding) which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote. For purposes of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

     (7) Includes 27,000 shares issuable upon exercise of stock options that are currently exercisable. Does not include an aggregate of 1,053,333 shares (constituting 18.9% of the outstanding Common Stock) that are owned beneficially by various adult members of the families of Walter A. Stockard, Walter A. Stockard, Jr., Fentress Bracewell, Bradley F. Bracewell and J. W. Smelley. Accordingly, the current Directors of the Company and such respective family members, taken together, beneficially own approximately 55% of the Common Stock outstanding. This enables such persons, acting together, to determine the outcome of all matters submitted to a majority vote of shareholders, including the election of all Directors.

                              ELECTION OF DIRECTORS

      At the Annual Meeting eight Directors will be elected to hold office until the 1997 annual meeting of shareholders or until their respective successors are duly elected and qualified. Each of the nominees is presently a member of the Board of Directors, has consented to being named in this Proxy Statement and has notified the Company that he intends to serve, if elected. The following table sets forth certain information concerning the persons who have been nominated for election as Directors.

              Name                Age                        Position
              ----                ---                        --------
Fentress Bracewell (1)            74       Director and Chairman of the Board
Tommy A. Moore, Jr.               39       Director, President and
                                             Chief Executive Officer
Roberto Marchesini (2)            52       Director and Vice President
                                             - Portfolio Risk Management
J. W. Smelley (1)                 74       Director
Walter A. Stockard                84       Director
Robert L. Clarke                  54       Director
Bradley F. Bracewell (2)          43       Director
Walter A. Stockard, Jr. (2)       44       Director
- - - --------------------

(1)   Member of the Compensation Committee

(2)   Member of the Audit Committee

      A description of the business experience of each of the nominees is as follows:

      Mr. Fentress Bracewell, a Director of the Company since 1992 and the Chairman of the Board since 1994, is one of the founders and a former managing partner of the law firm of Bracewell & Patterson, Houston, Texas, where he practiced law as a senior partner from 1945 until 1988 and is presently Senior Counsel. Mr. Bracewell previously served as a director of the following publicly-held companies: Southdown, Inc., Frontier Airlines, Inc., First Continental Life Group, Inc., American Funeral Services, Inc. (Chairman of the Board) and The Mischer Corporation. He was formerly a member of the Board of Trustees, and is presently an honorary trustee, of the Institute of International Education (New York) and served as Chairman of the Port of Houston Authority from 1970 to 1985.

      Mr. Moore, a co-founder of the Company in 1989, has served as its President and Chief Executive Officer and a Director since that time. Prior to organizing the Company, Mr. Moore was employed in commercial banking in Houston, Texas where his responsibilities included retail and commercial lending, and also served for a time as manager of finance and leasing for a Houston auto dealership.

      Dr. Marchesini, who became a Director in June 1995, served as the Treasurer, Secretary and Chief Financial Officer of the Company from its inception in 1989 until May 1, 1996, when his duties were reduced to enable him to resume his teaching pursuits. He remains a Director and also continues to serve the Company as its Vice President - Portfolio Risk Management. Prior to June 1995 and subsequent to May 1, 1996, he has also been employed as an Associate Professor of Finance at the University of Houston, Clear Lake, where he has taught in the areas of finance, economics and accounting since 1974 and has served as the Associate Director of the University's Center for Economic Development and Research. Dr. Marchesini holds a Ph.D. degree in economics conferred by the University of Texas in 1974 and a degree in accounting received from the Technical Institute of Rome in 1963.

      Mr. Smelley, a Director of the Company since 1992, is the founder of First Continental Life Group, Inc., a publicly-held life insurance holding company, and First Continental Life and Accident Insurance Company, its life, health and accident insurance subsidiary. Mr. Smelley was the President and Chief Executive Officer of those companies from 1955 until his retirement when they were sold in 1987. He was also a founder and former director of First Continental Mortgage Company and National Acceptance Corporation. Mr. Smelley is a past president and director of the Texas Legal Reserve Association and the National Association of Life Companies.

     Mr. Stockard, a certified public accountant, co-founded the Company with Mr. Moore in 1989 and has been a Director since that time. Mr. Stockard is an independent oil operator and an investor in oil and gas properties. He founded Alamo Barge Lines, Inc. in 1947 and was a substantial shareholder of that company until its sale in 1980. Mr. Stockard was also a founder of Big Six Drilling Company in 1945 and served as its vice president until 1992.

     Mr. Clarke, who became a Director in June 1995, is a senior partner of the law firm of Bracewell & Patterson, Houston, Texas. From 1985 to 1992, he served as the Comptroller of the Currency of the United States. Mr. Clarke also serves as a director of Centex Construction Products, Inc., a publicly-held company.

      Mr. Bradley Bracewell has been a Director of the Company since 1992. He is a commercial banker and since 1989 has served as Chairman of the Board and President of First University Corporation, a bank holding company, and Chairman of the Board and Chief Executive Officer of West University Bank, N.A., its banking subsidiary. He served as a director of the Texas Bankers Association from 1990 to 1993 and has previously been a director of First Continental Life Group, Inc., a publicly-held life insurance holding company, and First National Bank of Missouri City. Mr. Bracewell is an attorney and, prior to practicing with his own firm from 1983 to 1989, was associated with the Houston law firm of Vinson & Elkins L.L.P.

     Mr. Walter Stockard, Jr. has been a director of the Company since 1989 and has been an investor in oil and gas properties and real estate for more than the past five years.

      Shareholders may not cumulate their votes in the election of directors. The eight nominees receiving the highest number of affirmative votes will be elected to the Board. Shareholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. If any nominee becomes unavailable for election for any reason, then the shares represented by the proxy will be voted for the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who become unavailable. Discretionary authority to do so is included in the proxy.

               OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

      During the fiscal year ended April 30, 1996, the Board of Directors met 11 times. All Directors attended 75 percent or more of the meetings of the Board of Directors and of the Committees of the Board on which they served during the past fiscal year.

      The Board of Directors has two committees: the Audit Committee and the Executive Compensation Committee. The Audit Committee, which met one time during the past fiscal year, acts as a direct liaison between the Board and the Company's independent auditors, and its functions include recommending the engagement of auditors, reviewing the scope and results of the annual audit and reviewing, as appropriate, the Company's accounting policies, internal controls and financial reporting practices. The Executive Compensation Committee, which met four times during the past fiscal year, is responsible for formulating recommendations to the Board concerning salaries, bonuses and other compensation arrangements for senior management and key employees. The Board of Directors has no nominating committee.

      The Company pays a monthly fee in the amount of $500 to each Director who is not an officer or employee of the Company, and reimburses their out-of-pocket expenses incurred in connection with their services as such, including travel expenses.

      In August 1995, when Robert L. Clarke joined the Board of Directors, he was granted a non-transferable option to purchase up to 20,000 shares of Common Stock, in recognition of the fact that he was the only member of the Board who was neither an executive officer nor a substantial shareholder of the Company. The option is exercisable in whole at any time or in part from time to time at an exercise price of $11.00 per share. The option will terminate one year after Mr. Clarke ceases to be a member of the Board of Directors, except that in the event of Mr. Clarke's death while serving as a Director the option would be exercisable by his heirs or representatives of his estate for a period of two years after the date of death.

     Bradley F. Bracewell is the son of Fentress Bracewell and Walter A. Stockard, Jr. is the son of Walter A. Stockard. A former Director of the Company, William J. Cato, who served from 1989 until his resignation on October 17, 1995, is the son-in-law of Walter A. Stockard and the brother-in-law of Walter A. Stockard, Jr.

                            OTHER EXECUTIVE OFFICERS

      Other executive officers of the Company, each of whom serves at the pleasure of the Board of Directors, are as follows:

      Name                       Age                          Position
      ----                       ---                          ---------
Phillip K. Durham                 46       Vice President and
                                           Chief Operating Officer

Bennie H. Duck                    32       Vice President, Secretary, Treasurer
                                             and Chief Financial Officer

Rosemary J. O'Connor              35       Vice President and Controller

     Mr. Durham joined the Company in January 1994 as its Vice President and Chief Operating Officer. Mr. Durham was previously employed for 23 years by General Electric Capital Corporation in various capacities including automobile financial services, commercial and industrial finance, consumer sales financing and corporate audit staff functions. During his last four years at General Electric Capital Corporation, Mr. Durham served as Manager - New Business Development in the Auto Financial Services Division.

     Mr. Duck joined the Company in May 1996 as its Vice President, Secretary, Treasurer and Chief Financial Officer. Mr. Duck was previously employed for the past ten years by NationsBank in various capacities and most recently as a Vice President of Corporate Finance.

      Ms. O'Connor was employed by the Company in September 1993 and serves as its Controller. Ms. O'Connor is a certified public accountant and, prior to joining the Company, had served for five years as Manager of Financial Reporting for First City Bancorporation of Texas. Prior to that time she had been employed for one year as an internal auditor for a bank holding company and for two years in financial services auditing functions for Arthur Andersen LLP.

                           SUMMARY COMPENSATION TABLE

      The following table sets forth, for the past three fiscal years, the compensation of the President and Chief Executive Officer of the Company and the other two of the Company's executive officers whose salary and bonus exceed $100,000.


                                                                Long Term
         Name and                       Annual Compensation    Compensation       All Other
    Principal Position      Year        Salary        Bonus    Stock Options    Compensation
    ------------------      ----        ------        -----    -------------    ------------
Tommy A. Moore, Jr.         1994       $  70,000   $  20,526                   $  -0-
President and Chief         1995       $  70,000   $  87,785                   $  -0-
Executive Officer           1996       $ 116,000   $ 187,700                   $  -0-

Phillip K. Durham           1994 (1)   $  12,500   $    -0-                    $ 16,267   (1)
Vice President and Chief    1995       $ 100,000   $    -0-                    $  -0-
Operating Officer           1996       $ 107,625   $    -0-       10,000 (2)   $  -0-

Roberto Marchesini
Secretary, Treasurer and    1994       $    -0-    $    -0-                    $ 47,549   (4)
Chief Financial Officer     1995       $    -0-    $    -0-                    $ 52,725   (4)
(3)                         1996       $  71,875   $    -0-       20,000 (5)   $ 56,042   (4)

 --------------------

(1) Mr. Durham joined the Company in January, 1994, as a consultant and began employment in March 1994.

(2) Consists of options under the Company's 1995 Employee Stock Option Plan granted effective October 3, 1995 and covering 10,000 shares of Common Stock. See "Stock Option Plan".

(3) Dr. Marchesini resigned from the offices of Secretary, Treasurer and Chief Financial Office effective May 1, 1996 and currently serves the Company as its Vice President Portfolio Risk Management. Since Dr. Marchesini has resumed his teaching responsibilities at the University of Houston, he is no longer a salaried employee of the Company and is compensated approximately $5,000 a month for consulting services.

(4) Consists of hourly fees paid to Dr. Marchesini for consulting services prior to his becoming a full-time employee of the Company in October 1995.

(5) Consists of options under the Company's 1995 Employee Stock Option Plan granted effective October 1995 and covering 20,000 shares of Common Stock. See "Stock Option Plan".

                             EMPLOYMENT AGREEMENTS

      The Company has an employment agreement with Tommy A. Moore, Jr., its President and Chief Executive Officer, that extends until March 1997. This agreement provided for an annual salary of $70,000 until it was amended, effective October 1995, to increase the annual salary to $150,000. The agreement also provides for an annual incentive bonus equal to 5% of the consolidated pre-tax net income of the Company subject to deferral for a reasonable period of time at the discretion of the Board of Directors depending on the liquidity position and cash requirements of the Company at the time of payment.

      Effective May 1, 1996, the Company entered into an employment agreement with Bennie H. Duck in connection with Mr. Duck's joining the Company as Vice President, Secretary, Treasurer and Chief Financial Officer. This agreement is for a term of two years and provides for an annual salary of $125,000. In addition, Mr. Duck may be entitled to receive a bonus for the first year of the term of the agreement (the fiscal year ending April 30, 1997) in an amount varying from $6,667 to $40,000 depending upon the results of operations of the Company. Any bonus payable with respect to the second year of the term is solely at the discretion of the Board of Directors.

                                STOCK OPTION PLAN

      In June 1995, the Board of Directors adopted the Company's 1995 Employee Stock Option Plan (the "Plan"), which was thereafter approved by the shareholders of the Company. The Plan is administered by the Compensation Committee of the Board of Directors and provides that options may be granted to officers and other key employees for the purchase of up to 300,000 shares of Common Stock, subject to adjustment in the event of certain changes in capitalization. Options may be granted either as incentive stock options (which are intended to qualify for certain favorable tax treatment) or as non-qualified stock options.

      The Compensation Committee selects the persons to receive options and determines the exercise price, the duration, any conditions on exercise and other terms of the options. In the case of options intended to be incentive stock options, the exercise price may not be less than 100% of the fair market value per share of Common Stock on the date of grant. With respect to non-qualified stock options, the exercise price may be fixed as low at 50% of the fair market value per share at the time of grant. In no event may the duration of an option exceed 10 years and no option may be granted after the expiration of 10 years from the adoption of the Plan.

      The exercise price of the option is payable in full upon exercise and payment may be in cash, by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), or by a combination of cash and shares. At the discretion of the Compensation Committee, options may be issued in tandem with stock appreciation rights entitling the option holder to receive an amount in cash or in shares of Common Stock, or a combination thereof, equal in value to any increase since the date of grant in the fair market value of the Common Stock covered by the option.

      On July 6, 1995, the Compensation Committee granted options covering a total of 50,000 shares of Common Stock to six officers and key employees of the Company. These persons include Roberto Marchesini (then the Secretary, Treasurer and Chief Financial Officer), who received an option covering 20,000 shares, Phillip K. Durham (Vice President and Chief Operating Officer), who received an option covering 10,000 shares, and Rosemary J. O'Connor (Vice President and Controller), who received an option covering 5,000 shares. In each case, the exercise price is $11.00 per share and the options become exercisable in cumulative annual increments of 20% beginning October 3, 1996. Effective June 20, 1996, subsequent to the end of the last fiscal year, the Compensation Committee granted an option under the Plan to Bennie H. Duck covering 10,000 shares of Common Stock in connection with his joining the Company as Vice President, Secretary, Treasurer and Chief Financial Officer. The exercise price of this option is $11.00 (the fair market value of the Common Stock on the date of grant) and the option is exercisable in cumulative annual increments of 20% beginning June 20, 1997.

      The following table sets forth information concerning the grant of options under the Plan to the officers named in the Summary Compensation Table above.


                                    Individual Grants                            Potential Realizable
                                    -----------------                                  Value
                                                                                     at Assumed
                                                                                    Annual Rate of
                       Number of       Percentage                                    Stock Price
                       Securities      of Total                                    Appreciation for
                       Underlying      Options                                   Option Terms ($) (2)
                       Options         Granted to        Exercise                 ----------------
                       Granted         Employees          Price      Expiration
         Name          (Shares) (1)    in fiscal year    ($/Share)     Date        5%         10%
         ----          ---------       --------------    ---------     ----        --         ---
Roberto Marchesini      20,000             40%             11.00     10/03/05    138,400    350,600

Phillip K. Durham       10,000             20%             11.00     10/03/05     69,200    175,300

- - - --------------------

(1) The options vest in cumulative annual increments of 20% beginning October 3, 1996.

(2) These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

      No stock options were exercised during the fiscal year ended April 30, 1996.

      The Company has also granted a non-qualified stock option, covering 20,000 shares of Common Stock, to a Director who is neither an officer nor an employee. The terms of this option, which was not issued under the Plan, are described above under "Other Information Concerning the Board of Directors."

                                PERFORMANCE GRAPH

      Set forth below is a line graph comparing the monthly percentage change in the cumulative total shareholder return on the Company's (FIFS) Common Stock, since the Company's initial public offering on October 4, 1995, against the cumulative total return indices of the Nasdaq Stock (U.S.) Index and the Nasdaq Financial Index for the period between October 4, 1995 and April 30, 1996. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance. The Company will not make nor endorse any predictions of future stock performance.

                                [GRAPHIC OMITTED]

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1996.

      Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore shareholder value, by aligning closely the financial interests of the Company's senior executives with those of its shareholders. The Committee has adopted the following objectives as guidelines for making its compensation decisions:

         Provide a competitive total compensation package that enables the Company to attract and retain key executives.

         Integrate all compensation programs with the Company's annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

         Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

      Executive base compensation for senior executives is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals whom the Board of Directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of companies that are regarded by the Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels.

      To ensure retention of qualified management, the Company has entered into employment agreements with key management personnel. The employment agreements establish annual base salary amounts that the Committee may increase based on the foregoing criteria, as well as performance based incentive bonuses. See "Employment Agreements".

      The 1995 Employee Stock Option Plan is intended to provide key employees, including the Chief Executive Officer and other executive officers of the Company and its subsidiaries, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company.

        In addition, during the fiscal year ended April 30, 1996, the Company amended its employment agreement with the Chief Executive Officer. See "Employment Agreements". During fiscal year 1996, a cash bonus of $187,700 was awarded to the Chief Executive Officer pursuant to the employment agreement.

Date:  July 31, 1996

                           1996 Compensation Committee
                            of the Board of Directors
                               Fentress Bracewell
                                  J.W. Smelley

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the 1996 fiscal year, no executive officer of the Company served as
(i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

      One of the members of the Compensation Committee, Fentress Bracewell, is the Chairman of the Board of the Company, but is not an employee. Prior to the completion of the Company's initial public offering of Common Stock in October 1995, the Company owed certain indebtedness to Mr. Bracewell and members of his family, which indebtedness was retired upon completion of the offering of Common Stock. See "Certain Transactions".

                              CERTAIN TRANSACTIONS

     In April 1995, the Company issued an aggregate of $5,000,000 of promissory notes to ten individuals, including persons who are directors and principal shareholders of the Company (and in certain instances members of their family). The notes were payable in aggregate principal installments of $600,000 on each of July 31, 1996, October 31, 1996 and January 31, 1997, with the balance of $3,200,000 payable on April 30, 1997. The notes bore interest, payable quarterly, at the rate of 15% per annum and were ratably secured by the pledge of all of the outstanding common stock of the Company's wholly-owned subsidiary, First Investors Financial Services, Inc. Of the $5,000,000 proceeds, $3,250,000 was applied to retire a working capital loan owed by the Company to a commercial bank and the balance was utilized for working capital purposes. The notes were prepayable at any time without penalty and the Company prepaid all of the notes in full on October 11, 1995, with a portion of the proceeds of a public offering of Common Stock completed that month. The holders of the notes described above, and the original principal amount thereof in each case, were: (i) Fentress Bracewell ($800,000); (ii) Bradley F. Bracewell ($800,000); (iii) Sue S. Schaefer, who is the daughter of Walter A. Stockard and the sister of Walter A. Stockard, Jr. ($790,000); (iv) Jan S. Cato, who is the daughter of Walter A. Stockard, the sister of Walter A. Stockard, Jr. and the wife of William J. Cato ($790,000); (v) Walter A. Stockard, Jr., as custodian for two of his children ($790,000); (vi) John William Smelley, who is the son of J. W. Smelley ($400,000); (vii) Dana Carey, who is the daughter of J. W. Smelley ($400,000); and (viii) J. Randal Roberts, a co-founder and principal shareholder of the Company ($200,000). Messrs. Fentress Bracewell, Bradley F. Bracewell, Walter A. Stockard, Walter A. Stockard, Jr. and J. W. Smelley are Directors of the Company and William J. Cato was, at the time of these transactions, a Director of the Company.

      In April 1993, the Company purchased a portfolio of receivables from a financial institution for a discounted purchase price of $4,249,641. A portion of these receivables, representing $1,676,003 of the aggregate purchase price, had delinquency histories or other characteristics rendering them ineligible to be financed under the Company's credit facilities. These receivables were sold on a non-recourse basis to an investment partnership, in which Messrs. Walter A. Stockard, Fentress Bracewell and J. W. Smelley each own a one-third interest, for $1,773,748, an amount equal to the Company's cost plus a proportionate share of the related acquisition expenses. A one-third interest in Mr. Fentress Bracewell's interest in this partnership is owned beneficially by Mr. Bradley F. Bracewell. These receivables are serviced by General Electric Capital Corporation under the Company's servicing arrangements and the investment partnership reimburses the Company for servicing fees and related expenses attributable to the receivables. For the fiscal years ended April 30, 1994, 1995 and 1996, the amounts reimbursed were $85,280, $63,527 and $27,685, respectively.

      Prior to the completion of the Company's initial public offering of Common Stock in October 1995, the Company had authorized and outstanding a class of 800,000 shares of Non-Voting Cumulative Preferred Stock, $1.00 par value per share (the "1993 Preferred Stock"), which paid cumulative cash dividends to the holders thereof at the annual rate of $.14 per share. The entire issue of 1993 Preferred Stock was held by Walter A. Stockard (48.1%), J. W. Smelley (16.7%), Fentress Bracewell (16.6%), Bradley F. Bracewell (16.6%) and another individual (1.9%). The Company had the right to redeem the 1993 Preferred Stock at the redemption price of $1.00 per share (which was the original cost of the shares to the holders thereof) if the redemption was approved by the holders of at least 65% of the 1993 Preferred Stock outstanding. In June 1995, the Company and the holders of all of the 1993 Preferred Stock agreed to the redemption of such shares at the stated redemption price together with dividends accruing thereon through the date of redemption and a 20% premium in consideration of the holders' approval of the redemption. On October 11, 1995, the entire issue of 1993 Preferred Stock was redeemed (from a portion on the proceeds of the Company's initial public offering of Common Stock completed that month) for $1,000,699, consisting of the $800,000 stated redemption price, the $160,000 agreed redemption premium, and $40,699 of accrued dividends through the redemption date. The class of 1993 Preferred Stock has been canceled in its entirety and the Company is not authorized to reissue any such shares.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has selected the accounting firm of Arthur Andersen LLP to be the Company's independent accountants to audit the books and records of the Company and its subsidiaries for the fiscal year ending April 30, 1997. This firm has served as the Company's independent auditors for each fiscal year since 1992.

      A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                       COMPLIANCE WITH FILING REQUIREMENTS

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, Directors, executive officers and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and at the time of any changes in beneficial ownership occurring thereafter. Based upon a review of reports submitted to the Company and representations of persons known by the Company to be subject to these reporting requirements, the Company believes that all such reports due in the fiscal year ended April 30, 1996 were filed on a timely basis except as set forth below.

      Robert L. Clarke, a Director of the Company, did not file a Form 4 report with respect to the purchase of 3,000 shares of Common Stock in connection with the Company's initial public offering of Common Stock completed in October 1995. This transaction has subsequently been reported on Form 5.

                              SHAREHOLDER PROPOSALS

      Any proposals of Shareholders which are intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company by April 5, 1997 for consideration for inclusion in the proxy statement and form of proxy for that meeting. Any such proposals should be submitted to the Secretary of the Company at 675 Bering Drive, Suite 710, Houston, Texas 77057.

                            EXPENSES OF SOLICITATION

      The cost of solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail. The Directors, officers and other regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by mail, telephone or other form of direct communication. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding solicitation material to beneficial owners.

                                    By Order of the Board of Directors

                                /s/ BENNIE H. DUCK
                                    Bennie H. Duck, Secretary

                 FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

                                      PROXY

                This Proxy is solicited by the Board of Directors
            For the Annual Meeting of Shareholders September 5, 1996

        Fentress Bracewell, Tommy A. Moore, Jr., and Roberto Marchesini, and each or any of them, with full power of substitution and revocation in each, are hereby appointed as Proxies authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FIRST INVESTORS FINANCIAL SERVICES GROUP, INC. to be held at the NationsBank Center, 700 Louisiana, 4th Floor, Houston, Texas on Thursday, September 5, 1996 at 10:00 a.m., and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

        This Proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR each of the other proposals specified herein.

(Continued and to be dated and signed on the reverse side.)

                                                        FIRST INVESTORS
                                                        P.O. BOX 11342
                                                        NEW YORK, NY 10203-0342

        [  ]
1. Election of Directors -   FOR all nominees [ ]  WITHHOLD AUTHORITY to [ ]
   One Year Term             listed below          vote for all nominees
                                                   listed below

*EXCEPTIONS [ ]

Nominees: Fentress Bracewell, Tommy A. Moore, Jr., Bradley F. Bracewell, Walter
          A. Stockard, Jr., J.W. Smelley, Walter A. Stockard, Robert L. Clarke, and Roberto Marchesini.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exception" box and write that nominee's name in the space provided below.)

*Exceptions ___________________________________________________________________

2. Ratification of the appointment of Arthur Andersen, LLP as independent accountants of the Company and its subsidiaries for the fiscal year ending April 30, 1997

FOR [ ]     AGAINST [ ]      ABSTAIN [ ]

3. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

    Change of Address and or Comments Mark Here [ ]

    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

    Dated:_________________________________, 1996

    --------------------------------------------
                   Signature

    --------------------------------------------
         Signature (if held jointly)

    Votes must be indicated (X) in Black or Blue Ink.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)